PHOENIX MULTI-SERIES TRUST
CIK# 0000884122
ANNUAL 10/31/06


Because the electronic format for filing Form NSAR does not provide adequate space for responding to Items 72DD1, 72DD2, 72EE, 73A1, 73A2, 73B,74U1, 74U2, 74V1, and 74V2 correctly, the correct answers are as follows:

72DD1/72DD2-
Series 1-
Class A $43,783, Class B $1171, Class C $10,060 Class T $6,355
Series 2-
Class A $5,923, Class B $664, Class C $705.

73A1/73A2-
Series 1-
Class A $0.2063, Class B $0.1831, Class C $0.1946, Class T $0.1712
Series 2-
Class A $0.5520, Class B $0.4716, Class C $0.4711.

74U1/74U2-
Series 1-
Class A 224,256, Class B 5,897, Class C 43,026 Class T 32,193
Series 2-
Class A 10,416, Class B 1,302, Class C 1,576

74V1/74V2-
Series 1-
Class A $4.74, Class B $4.72, Class C $4.77, Class T $4.76
Series 2-
Class A $10.88, Class B $10.87, Class C $10.93

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